Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

ELAUWIT CONNECTION, INC.

ARTICLE I
NAME AND OFFICES

1.1          Corporate Name. The corporation’s official name shall be Elauwit Connection, Inc. (the “Corporation”) In addition, the Corporation shall have the right to operate under such other names as it may receive authorization to use pursuant to applicable law and as are approved by the Board of Directors of the Corporation (the “Board of Directors”).

1.2          Registered Office. The registered office of the Corporation shall be maintained in the State of Delaware.

1.3          Principal Executive Office. The principal executive office of the Corporation shall be maintained within or without the State of Delaware. The Corporation may maintain offices at such other places as the Board of Directors may from time to time determine or as may be necessary or convenient for the business of the Corporation.

ARTICLE II
STOCKHOLDERS

2.1          Annual Meeting. An annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place (if any) within or without the State of Delaware, on such date, and at such time as shall be determined by the Board of Directors and stated in the notice of the meeting. In lieu of holding an annual meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any annual meetings of stockholders may be held solely by means of remote communication in accordance with Section 2.12.

2.2          Special Meetings.

(a)            Purpose. Special meetings of stockholders, for any purpose or purposes prescribed in the notice of the meeting, unless otherwise prescribed by applicable law (meaning, here and hereinafter, the General Corporation Law of the State of Delaware (“DGCL”)) or the Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), may be called by:

(i)	the Board of Directors (or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings), the Board Chair (as defined in Section 3.6) or the Chief Executive Officer (the “CEO”) and shall be held at such place (if any) within or without the State of Delaware, on such date, and at such time as they shall fix. In lieu of holding a special meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any special meetings of stockholders may be held solely by means of remote communication in accordance with Section 2.11.

(ii)	the Secretary (as defined in Section 4.8) upon the written request of stockholders owning at least 50% of the number of shares of the Corporation issued and outstanding and entitled to vote.

(b)           Request to Secretary. A request to the Secretary shall be delivered to the Secretary at the Corporation’s principal executive offices and signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall set forth:

(i)	a brief description of each matter of business desired to be brought before the special meeting;

(ii)	the reasons for conducting such business at the special meeting;

(iii)	the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); and

(iv)	the information required by Section 2.13.

(c)           Business. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders.

(d)           Time and Date. A special meeting requested by stockholders shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than 90 days after the request to call the special meeting is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if:

(i)	the Board of Directors has called or calls for a meeting of the stockholders to be held within 90 days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such meeting includes (among any other matters properly brought before the meeting) the business specified in the request;

(ii)	the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law;

(iii)	an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within 120 days prior to the receipt by the Secretary of the request for the special meeting (and, for purposes of this Section 2.2(d)(iii), the election of directors shall be deemed a Similar Item with respect to all items of business involving the election or removal of directors); or

(iv)	the special meeting request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”).

(e)            Revocation. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary at the Corporation’s principal executive offices, and if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting.

2.3          Notice of Meetings. The Corporation shall give notice of any annual or special meeting of stockholders. Notices of meetings of the stockholders shall state the place (if any), date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. In the case of a special meeting, the notice shall state the purpose or purposes for which the meeting is called. No business other than that specified in the notice shall be transacted at any special meeting. Unless otherwise provided by law, notice shall be given to each stockholder entitled to vote at such meeting not fewer than 10 days or more than 60 days before the date of the meeting.

2.4          Quorum. At least one-third of the shares entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law or these Bylaws. Where a separate vote by a class or series is required, at least one-third of the shares of such class or series, present in person or represented by proxy and entitled to vote on that matter, shall constitute a quorum with respect to that vote on that matter. If a quorum shall not be present or represented at any meeting of stockholders, then the chair of the meeting or a majority of the shares present in person or represented by proxy at the meeting and entitled to vote, shall have the power to adjourn the meeting from time to time, without notice (except as required by law or these Bylaws) until a quorum shall again be present or represented by proxy. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum.

2.5          Adjourned Meetings. Any meeting of stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place (if any), at another date and time. When a meeting is adjourned to another time and place, if any, unless otherwise provided by these Bylaws, notice need not be given of the adjourned meeting if the place (if any), date and time, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are provided in accordance with applicable law. At the adjourned meeting, the stockholders may transact any business that might have been transacted at the original meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If an adjournment is for more than 30 days or, if after an adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

2.6          Stockholders’ List. At least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order for each class or series of stock and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary. The list shall be reasonably accessible and open to the examination of any stockholder or such stockholder’s proxy, for any purpose germane to the meeting, for a period of at least 10 days, ending on the day before the meeting date, either: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list was provided with the notice of the meeting, or (b) during ordinary business hours at the principal place of business of the Corporation. The list shall presumptively determine the identity of the stockholders entitled to examine the stock ledger and the list of stockholders entitled to vote at the meeting and the number of shares held by each stockholder.

2.7          Conduct of Meetings. The Board Chair, or in their absence or inability to act, the Board Chair’s designee, shall call to order any meeting of stockholders and shall preside over and act as chair of the meeting. The Secretary of the Board of Directors shall act as secretary of any meetings of stockholders and keep the minutes thereof. In the absence of the Secretary, the secretary of the meeting shall be such person as the chair of the meeting appoints. Except to the extent inconsistent with rules and regulations adopted by the Board of Directors, the chair of the meeting of stockholders shall have the right and authority to prescribe any rules, regulations or procedures and to do all such acts as, in the judgment of the chair of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.8          Voting; Proxies.

(a)            General. Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of stock having voting power registered in the stockholder’s name on the books of the Corporation.

(b)            Election of Directors. Unless otherwise required by law, the Certificate of Incorporation, or these Bylaws, the election of directors shall be decided by a plurality of the votes cast.

(c)            Other Matters. Unless otherwise required by law, the Certificate of Incorporation, or these Bylaws, any matter, other than the election of directors, brought before any meeting of stockholders at which a quorum is present, shall be decided by a majority of votes cast on the matter.

(d)            Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The authorization of a person to act as proxy may be documented, signed, and delivered in accordance with Section 116 of the DGCL, provided that such authorization shall set forth, or be delivered with, information enabling the corporation to determine the identity of the stockholder granting such authorization. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Any stockholder soliciting proxies from any other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

2.9          Inspectors at Meetings of Stockholders. The Board of Directors may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof, including each vote taken. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before acting at the meeting, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of their ability. No person who is a candidate for office at an election may serve as an inspector at such election. The inspector or inspectors may appoint or retain other persons or entities to assist the inspector or inspectors in the performance of their duties. Every vote taken by ballot shall be counted by an inspector or inspectors.

2.10        Consent of Stockholders in Lieu of Meeting. Unless otherwise restricted by the DGCL or the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

No written consent shall be effective to take the corporate action referred to therein, unless, within 60 days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by holders of a sufficient number of shares to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent of stockholders shall be given to those stockholders who have not consented in writing.

2.11        Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:

(a)            participate in a meeting of stockholders; and

(b)           be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however, that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.12        Record Date.

(a)            In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or other securities of the Corporation or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders, nor more than 60 days prior to the time for such other action. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining holders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution taking such action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to notice of or to vote at the adjourned meeting.

(b)           In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than 10 days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 2.10. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

2.13        Advance Notice of Stockholder Nominations and Proposals.

(a)           Annual Meetings. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be:

(i)	specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof;

(ii)	otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof; or

(iii)	otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered and at the time of the annual meeting of stockholders, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 2.13.

In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder pursuant to Section 2.13(a)(iii), the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Section 2.13(a), in writing to the Secretary even if such matter is already the subject of any notice to the stockholders or Public Disclosure from the Board of Directors. To be timely, a Proposing Stockholder’s notice for an annual meeting must be delivered to the Secretary at the principal executive offices of the Corporation: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the close of business on the 10th day following the first date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). For the purposes of this Section 2.13, “Public Disclosure” shall mean a disclosure made in a press release reported by a national news service or in a document filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act. The number of nominees a Proposing Stockholder may nominate for election at an annual meeting (or in the case of a Proposing Stockholder giving the notice on behalf of a beneficial owner, the number of nominees a Proposing Stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected by stockholders generally at such annual meeting.

(b)           Stockholder Nominations. For the nomination of any person or persons for election to the Board of Directors pursuant to Section 2.13(a)(iii) or Section 2.13(d), a Proposing Stockholder’s timely notice to the Secretary (in accordance with the time periods for delivery of timely notice as set forth in this Section 2.13) shall set forth or include:

(i)	the name, age, business address, and residence address of each nominee proposed in such notice;

(ii)	the principal occupation or employment of each such nominee;

(iii)	the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any);

(iv)	such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act;

(v)	a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written statement and agreement executed by each such nominee acknowledging that such person:

A.	consents to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected;

B.	intends to serve as a director for the full term for which such person is standing for election; and

C.	makes the following representations: (1) that the director nominee has read and agrees to adhere to the Corporation’s Code of Business Conduct and Ethics, Policy for Related Person Transactions, and any other of the Corporation’s policies or guidelines applicable to directors, including with regard to securities trading, (2) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any nomination or other business proposal, issue, or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, and (3) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification (“Compensation Arrangement”) that has not been disclosed to the Corporation in connection with such person’s nomination for director or service as a director; and

(vi)	as to the Proposing Stockholder, the beneficial owner, if any on whose behalf the nomination or other business proposal is being made, and if such Proposing Stockholder or beneficial owner is an entity, as to each director, executive, managing member, or control person of such entity (any such individual or control person, a “control person”):

A.	the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made;

B.	the class and number of shares of the Corporation which are owned as of the date of the Proposing Stockholder's notice by the Proposing Stockholder (beneficially and of record), the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, and any control person, and a representation that the Proposing Stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially by the Proposing Stockholder, the beneficial owner, and any control person as of the record date for the meeting within five business days after the record date for such meeting;

C.	a description of any agreement, arrangement, or understanding with respect to such nomination or other business proposal between or among the Proposing Stockholder, the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, and any control person; including without limitation (1) any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act and (2) any plans or proposals which relate to or would result in any action that would be required to be disclosed pursuant to Item 4 of Schedule 13D under the Exchange Act (in each case, regardless of whether the requirement to file a Schedule 13D under the Exchange Act is applicable), and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting;

D.	a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder's notice by, or on behalf of, the Proposing Stockholder, the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, and any control person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Stockholder, beneficial owner, or any of control person with respect to shares of stock of the Corporation, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting;

E.	a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person at the meeting (or a qualified representative thereof intends to appear in person at the meeting) to nominate the person or persons specified in the notice or propose such other business proposal;

F.	a representation whether the Proposing Stockholder, the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, any control person, or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination or other business proposal and, if so, the name of each participant in such solicitation; and a statement: (1) confirming whether, the stockholder, beneficial owner, or any control person intends, or is part of a group that (x) in the case of a nomination, intends to solicit proxies or votes in support of such director nominees or nomination in accordance with Rule 14a-19 under the Exchange Act, including but not limited to, delivering a proxy statement and form of proxy and soliciting at least the percentage of the voting power of all of the shares of the stock of the Corporation required under applicable law to elect the nominee, and (y) in the case of a business proposal, intends to deliver a proxy statement and form of proxy and solicit at least the percentage of voting power of all of the shares of stock of the Corporation required under applicable law to approve the proposal; and (2) whether or not any such stockholder, beneficial owner, or any control person intends to otherwise solicit proxies from stockholders in support of such nomination or other business proposal;

G.	the names and addresses of other stockholders (including beneficial and record owners and control persons) known by the Proposing Stockholder to support financially the nomination or other business proposal, and to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholders (including beneficial and record owners and control persons); and

H.	any other information relating to such Proposing Stockholder and beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, and any control person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the business proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(c)            Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder’s timely notice to the Secretary (in accordance with the time periods for delivery of timely notice as set forth in this Section 2.13) shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting:

(i)	a brief description of the business desired to be brought before the annual meeting;

(ii)	the reasons for conducting such business at the annual meeting;

(iii)	the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment);

(iv)	any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such Proposing Stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed, and any control person;

(v)	any other information relating to such Proposing Stockholder, beneficial owner, if any, on whose behalf the proposal is being made, any control person or any other participants (as defined in Item 4 of Schedule 14A under the Exchange Act) required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(vi)	a description of all agreements, arrangements, or understandings between or among such stockholder, the beneficial owner, if any, on whose behalf the proposal is being made, and any control person and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such stockholder, beneficial owner, or any control person, in such business, including any anticipated benefit therefrom to such stockholder, beneficial owner, or control person; and

(vii)	all of the other information required by Section 2.13(b)(vi) above.

(d)           Special Meetings. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders called by the Board of Directors at which directors are to be elected pursuant to the Corporation’s notice of meeting:

(i)	by or at the direction of the Board of Directors or any committee thereof; or

(ii)	provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.13(d) is delivered to the Secretary, who is entitled to vote at the meeting, and upon such election and who complies with the notice procedures set forth in this Section 2.13.

In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if such stockholder delivers a stockholder’s notice that complies with the requirements of Section 2.13(b) to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the 10th day following the date of the first Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period). The number of nominees a stockholder may nominate for election at a special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected by stockholders generally at such special meeting.

(e)            Effect of Noncompliance.

(i)	Only such persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting as shall be brought before the meeting in accordance with the procedures set forth in this Section 2.13. The chair of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.13. If any proposed nomination was not made or proposed in compliance with this Section 2.13, or other business was not made or proposed in compliance with this Section 2.13, or if any stockholder, beneficial owner, control person, or any nominee for director acted contrary to any representation or other agreement required by this Section 2.13 (or with any law, rule, or regulation identified therein) or provided false or misleading information to the Corporation, then except as otherwise required by law, the chair of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Section 2.13 does not comply with or provide the information required under this Section 2.13 to the Corporation, including the updated information required by Section 2.13(b)(vi)(B), Section 2.13(b)(vi)(C), and Section 2.13(b)(vi)(D) within five business days after the record date for such meeting or the evidence required by Section 2.13(e)(ii) by no later than five business days prior to the applicable meeting or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.

(ii)	If any stockholder provides notice pursuant to Rule 14a-19 under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met all of the applicable requirements of Rule 14a-19 under the Exchange Act. Without limiting the other provisions and requirements of this Section 2.13, unless otherwise required by law, if any Proposing Stockholder provides such notice and either (A) fails to comply with the requirements of Rule 14a-19 under the Exchange Act, or (B) fails to timely provide reasonable evidence of such compliance as required by this Section 2.13(e)(ii), then the Proposing Stockholder’s nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation's proxy statement, notice of meeting, or other proxy materials for any annual meeting (or any supplement thereto) and the Corporation shall disregard any proxies or votes solicited for such stockholder's nominees.

(f)            Exchange Act Rule 14a-8. This Section 2.13 shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

ARTICLE III

DIRECTORS

3.1          General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not by law or these Bylaws directed or required to be exercised or done by the stockholders.

3.2          Number of Directors. The Board of Directors shall consist of the number of directors fixed by the Board of Directors from time to time by resolution of a majority of the total number of directors that the Corporation would have if there were no vacancies.

3.3          Resignations. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later effective date or upon the happening of an event as specified therein.

3.4          Removal. Except as prohibited by applicable law or the Certificate of Incorporation, the stockholders holding a majority of the shares then entitled to vote at an election of directors may remove a director from office only for cause.

3.5          Place of Meetings. The Board of Directors may hold its meetings outside of the State of Delaware, at the office of the Corporation or at such other places (if any) as they may from time to time determine, or as shall be fixed in the respective notices or waivers of notice of such meetings.

3.6          Board Chair. The Board of Directors may appoint a chair (the “Board Chair”) to oversee meetings of the Board of Directors and to perform such other duties as the Board of Directors may designate.

3.7          Committees of the Board of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. A committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Unless the resolution, the Certificate of Incorporation or these Bylaws expressly so provides, no committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or other securities. The vote of a majority of the members present at the time of a vote of the committee, if a quorum is present, shall be the act of the committee. Committees may have such names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its proceedings, provide copies of the same to the whole Board of Directors and shall report to the Board of Directors when required or requested. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.

Unless otherwise provided in the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

3.8          Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including their services as members of committees of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.9          Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places (if any) as may be determined from time to time by the Board of Directors.

3.10        Special Meetings. Special meetings of the Board of Directors may be held at any time on the call of the Board Chair or at the request in writing of one-fourth (1/4) of the directors then in office (rounded up to the nearest whole number). Notice of any special meeting, unless waived, shall be given pursuant to Section 3.11 not less than 24 hours prior to the day on which such meeting is to be held.

3.11          Notices. Subject to Section 3.12 hereof, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation, or these Bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, facsimile, email, or by other means of electronic transmission.

3.12          Waiver of Notice. Whenever notice to directors is required by applicable law, the Certificate of Incorporation, or these Bylaws, a waiver thereof, in writing signed by, or by electronic transmission by, the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

3.13          Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

3.14          Quorum. Except as otherwise provided in these Bylaws, a majority of the total number of directors shall constitute a quorum at any meeting of the Board of Directors. Unless a greater proportion is required by the resolution designating the committee of the Board of Directors, a majority of the entire committee shall constitute a quorum for the transaction of business or of any specified item of business. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given, except that notice shall be given to all directors if the adjournment is for more than 30 days.

3.15          Conduct of Business. At each meeting of the Board of Directors, the Board Chair or, in the Board Chair’s absence or inability to act, another director or officer selected by the Board of Directors shall preside. The Secretary shall act as secretary at each meeting of the Board of Directors. If the Secretary is absent from any meeting of the Board of Directors, the person presiding at the meeting may appoint any person to act as secretary of the meeting. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the act or vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any director may require the “ayes” and “noes” to be taken on any question or vote and recorded in the minutes. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

ARTICLE IV

OFFICERS

4.1          Executive Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall include a CEO, a President, a Secretary, a Chief Financial Officer (“CFO”), and a Treasurer. The Board of Directors, in its discretion, may also elect such other officers in accordance with these Bylaws. One person may hold any number of offices.

4.2          Election, Term of Office and Eligibility. The officers of the Corporation shall be elected by the Board of Directors. Each officer shall hold office until the officer’s successor shall have been duly chosen and qualified or until his or her death, resignation or removal. Any officer may be removed by the Board of Directors at any time with or without cause by the majority vote of the members of the Board of Directors then in office. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving notice of their resignation in writing, or by electronic transmission, to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.3          The Chief Executive Officer. The CEO shall be the principal executive officer of the Corporation, shall have executive authority to see that all orders and resolutions of the Board of Directors are carried into effect, and, subject to the control vested in the Board of Directors by law or these Bylaws, shall administer and be responsible for the overall management of the business and affairs of the Corporation. The CEO shall perform all duties and have all powers which are commonly incident to such office, including general supervision and direction of all other officers, employees, agents and representatives of the Corporation. The CEO shall from time-to-time report to the Board of Directors all matters within the CEO’s knowledge affecting the Corporation which should be brought to the attention of the Board of Directors. The CEO shall perform such other duties as from time to time may be delegated or assigned by the Board of Directors.

4.4          The President. The President shall perform such duties as may from time to time be delegated or assigned by the Board of Directors or the CEO, and in the absence or disability of the CEO, shall perform the duties of the CEO.

4.5          Vice Presidents. Each Vice President shall have such powers and perform such duties as from time to time may be delegated or assigned by the Board of Directors, the CEO, or the President, or that are incident to the office of vice president.

4.6          The Secretary. The Secretary shall:

(a)           Attend and keep the minutes of the meetings of the stockholders and of the Board of Directors;

(b)           See that all notices are duly given in accordance with the provisions of law or these Bylaws;

(c)            Be custodian of the records and of the seal of the Corporation and see that, if required, the seal or a facsimile or equivalent thereof is affixed to or reproduced on all documents, the execution of which on behalf of the Corporation under its seal is duly authorized;

(d)           Have charge of the stock record books of the Corporation; and

(e)            In general, perform all duties incident to the office of Secretary, and such other duties as are provided by these Bylaws and as from time to time are delegated or assigned by the Board of Directors.

4.7          The Chief Financial Officer. The CFO shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as may be assigned by the Board of Directors, the Board Chair, or the CEO.

4.8          Treasurer. The Treasurer shall:

(a)            Receive and be responsible for all funds of and securities owned or held by the Corporation and, in connection therewith, among other things: keep or cause to be kept full and accurate financial records and accounts for the Corporation; deposit or cause to be deposited to the credit of the Corporation all moneys, funds and securities so received in such bank or other depositary as the Board of Directors or an officer designated by the Board of Directors may from time to time establish; and disburse or supervise the disbursement of the funds of the Corporation as may be properly authorized;

(b)            Render to the Board of Directors at any meeting thereof, or from time to time whenever the Board of Directors or the CEO may require, financial and other appropriate reports on the condition of the Corporation; and

(c)            In general, perform all the duties incident to the office of the Treasurer, and such other duties as are provided by these Bylaws and as from time to time are delegated or assigned by the Board of Directors or by the CEO.

4.9          Subordinate Officers. The Board of Directors may appoint such Assistant Secretaries, Assistant Treasurers, Controller and other officers, and such agents or representatives as the Board of Directors may determine, to hold office for such period and with such authority and to perform such duties as the Board of Directors may from time to time determine. The Board of Directors may, by specific resolution, empower the CEO or any committee of the Board of Directors to appoint subordinate officers or agents or representatives.

4.10        Delegation of Duties. In the absence of any officer of the Corporation or for any other reason deemed sufficient by the Board of Directors, the Board of Directors may, for the time being, delegate any or all of the powers and duties of such officer to any other officer or to any director.

ARTICLE V
SHARES OF STOCK

5.1          Regulation. Subject to the terms of any contract of the Corporation, applicable law and the Certificate of Incorporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of the stock or other securities of the Corporation, including the issue of new certificates for lost, stolen or destroyed certificates, and including the appointment of transfer agents and registrars.

5.2          Certificates Representing Shares; Uncertificated Shares. The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. The certificates representing shares of stock shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be facsimiles. In case any officer, transfer agent, or registrar who has signed such a certificate ceases to be an officer, transfer agent, or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if the signatory were still such at the date of its issue.

5.3          Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books administered by or on behalf of the Corporation only by the direction of the registered holder thereof or such person’s attorney, lawfully constituted in writing, and, in the case of certificated shares, upon the surrender to the Company or its transfer agent or other designated agent of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued.

5.4          Lost, Stolen or Destroyed Certificate. Any stockholder claiming that a certificate representing shares of stock or other securities of the Corporation has been lost, stolen or destroyed may make an affidavit or affirmation of the fact and, if the Board of Directors so requires, advertise the same in a manner designated by the Board of Directors, and give the Corporation a bond of indemnity in form and with security for an amount satisfactory to the Board of Directors (or an officer designated by the Board of Directors), whereupon a new certificate or uncertificated shares may be issued of the same tenor and representing the same number, class and/or series of shares as were represented by the certificate alleged to have been lost, stolen or destroyed.

ARTICLE VI
BOOKS AND RECORDS

6.1          Location. The books, accounts and records of the Corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

6.2          Form. The books, accounts and records of the Corporation, including its stock ledger, books of account and minute books, shall be maintained in the regular course of its business and may be kept on, or be in the form of, computer files or any other commonly available information storage device that creates a record that can be retained, retrieved and reviewed and that may be directly reproduced in paper form; provided that the books, accounts and records so kept are readily available and can be easily converted into clearly legible form.

ARTICLE VII
INDEMNIFICATION

7.1          Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or who is or was serving at the request of the Corporation as a director, manager, officer, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, nonprofit entity or other enterprise, including service with respect to employee benefit plans (an “indemnitee”), whether the basis of the proceeding is alleged action in an official capacity as a director, manager, officer, trustee, employee or agent or in any other capacity while serving as a director, manager, officer, trustee, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same now or may hereafter exist (but, in the case of any change, only to the extent that such change authorizes the Corporation to provide broader indemnification rights than the law permitted the Corporation to provide prior to such change) against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the indemnitee in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person, only if the proceeding (or part thereof) was authorized by the Board of Directors.

7.2          Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 7.1, an indemnitee shall also have the right to be paid by the Corporation the expenses (including reasonable attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”) by or on behalf of such indemnitee, to repay all amounts so advanced, if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 7.1 and 7.2 shall be contract rights, and such rights shall continue as to an indemnitee who has ceased to be a director, manager, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

7.3          Right of Indemnitee to Bring Suit. If a claim under Section 7.1 and 7.2 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

7.4          Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VII shall not be exclusive of any other right which any indemnitee may have or hereafter acquire under any statute, certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL.

7.5          Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, manger, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, nonprofit entity or other enterprise shall be reduced by any amount such person may collect as indemnification from such other entity or enterprise.

7.6          Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, agent or representative of the Corporation or another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

7.7          Witness Expenses. To the extent that any director, officer, employee, agent or representative of the Corporation is by reason of such position, or a position with another entity or enterprise at the request of the Corporation, a witness or a deponent in any proceeding, such person shall be reimbursed for all expenses actually and reasonably incurred by such person or on their behalf in connection therewith.

7.8          Indemnification of Employees, Agents and Representatives. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee, agent or representative of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

7.9          No Adverse Changes. Any amendment, modification or repeal of any provision of this Article VII, whether by the stockholders or Board of Directors, shall not adversely affect any right or protection of an indemnitee in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE VIII
NOTICE

8.1          Notices. Except as otherwise required by law, all notices required to be given to the Corporation or to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by electronic transmission or by receipted overnight delivery service. Any such notice shall be addressed to the last known address of such person as the same appears on the books of the Corporation. The time of the giving of the notice shall be the time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by electronic transmission or by receipted overnight delivery service.

8.2          Waiver of Notice. Whenever any notice is required to be given under provision of law or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein or before or after the meeting is held, shall be deemed equivalent to notice. If a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission.

8.3          Notice By Electronic Transmission.

(a)           Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under law or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked, if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(b)           Notice to stockholders may be given by writing in paper form or solely in the form of electronic transmission as permitted by this subsection (b). If given by writing in paper form, notice may be delivered personally, may be delivered by mail, or, with the consent of the stockholder entitled to receive notice, may be delivered by facsimile telecommunication or any of the other means of electronic transmission specified in this subsection (b). If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation. Any notice to stockholders given by the Corporation shall be effective if delivered or given by a form of electronic transmission to which the stockholder to whom the notice is given has consented. Notice given pursuant to this subsection shall be deemed given: (i) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c)           For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by the recipient through an automated process.

(d)           The provisions of this Section shall not apply to notices required under Sections 164, 296, 311, 312 or 324 of the DGCL.

8.4          Notice To Stockholders Sharing An Address. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under or these Bylaws shall be effective if given by a single written notice to stockholders who share an address, if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section, shall be deemed to have consented to receiving such single written notice. The provisions of this Section shall not apply to notices required under Sections 164, 296, 311, 312 or 324 of the DGCL.

ARTICLE IX
MISCELLANEOUS PROVISIONS

9.1          Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.

9.2          Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors, but shall initially end on December 31 of each year.

9.3          Electronic Signatures. In addition to the provisions for use of signatures by electronic transmission elsewhere specifically authorized in these Bylaws, signatures by electronic transmission of any officer of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof, subject to applicable law.

9.4          Checks, Notes, Drafts, Etc. All checks, notes, drafts, or other orders for the payment of money of the Corporation shall be signed, endorsed, or accepted in the name of the Corporation by such officer, officers, person, or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

9.5          Securities in Other Corporations. Any shares of stock or other securities in any corporation or other entity, which may from time to time be held by this Corporation, may be represented and voted at any meeting of security holders of such entity or otherwise, and any and all rights and powers which the Corporation may possess by reason of its ownership of such securities may be exercised, by the Board Chair or the CEO, or the President, or by any other person authorized by the Board of Directors, or by any proxy designated by written instrument of appointment executed in the name of this Corporation by the Board Chair, the CEO, or the President. Securities belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the individual name of the Treasurer or of any other nominee designated for the purpose by the Board of Directors. Certificates for securities held for the benefit of the Corporation shall be endorsed in blank or have proper stock or other transfer powers attached, so that the securities and any certificate evidencing the same are at all times in due form for transfer, and shall be held for safekeeping in such manner as shall be determined from time to time by the Board of Directors.

9.6          Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

9.7          Amendment of Bylaws. Subject to applicable law and the Certificate of Incorporation, the stockholders, by the affirmative vote of the holders of a majority of the stock issued and outstanding and having voting power, may adopt, amend or repeal any provision of these Bylaws at any meeting of stockholders, if the notice of such meeting lists amendment, modification or repeal among the purposes of the meeting and sets forth the amendment, modification or repeal to be voted upon at the meeting. Any amendment, modification or repeal of any provision of these Bylaws made by the stockholders shall not be amended, modified or repealed by the Board of Directors.

The Board of Directors, by the affirmative vote of a majority of the whole Board of Directors, may adopt, amend or repeal any provision of these Bylaws at any meeting, except as provided in the above paragraph. Any amendment, modification or repeal of any provision of these Bylaws made by the Board of Directors may be amended, modified or repealed by the stockholders.

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